Exhibit 99.1

Supplemental Financial and Operating Information
Quarter Ended December 31, 2018

ZARA

Yard House

LOVE IT?

ALTAR'D STATE
Dégagé

66

www.preit.com
NYSE: PEI
NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust
Supplemental Financial and Operating Information
December 31, 2018

Table of Contents
Introduction
Company Information	1
Earnings Release	2
Guidance	7
Changes in Funds from Operations for the Quarter Ended December 31, 2018	10
Changes in Funds from Operations for the Twelve Months Ended December 31, 2018	11
Market Capitalization	12
Operating Results
Statement of Operations - Quarters and Twelve Months Ended December 31, 2018 and December 31, 2017	13
Computation of Earnings Per Share	14
Reconciliation of Net Operating Income and EBITDARe - Quarters and Twelve Months Ended December 31, 2018 and December 31, 2017	15
Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Quarters Ended December 31, 2018 and December 31, 2017	16
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Quarters Ended December 31, 2018 and December 31, 2017	17
Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Twelve Months Ended December 31, 2018 and December 31, 2017	18
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Twelve Months Ended December 31, 2018 and December 31, 2017	19
Reconciliation of Funds From Operations and Funds Available For Distribution - Quarters and Twelve Months Ended December 31, 2018 and December 31, 2017	20
Condensed Consolidated Balance Sheet	21
Assets and Liabilities - Equity Method Investments, at Ownership Share	22
Operating Statistics
Leasing Activity Summary - Quarter Ended December 31, 2018	23
Leasing Activity Summary - Twelve Months Ended December 31, 2018	24
Summarized Sales and Rent Per Square Foot and Occupancy Percentages	25
Mall Occupancy Percentage and Sales Per Square Foot	26
Top Twenty Tenants	27
Lease Expirations	28
Property Information	29
Balance Sheet
Investment in Real Estate - Consolidated Properties	33
Investment in Real Estate - Equity Method Investments at Ownership Share	34
Anchor Replacement Summary	35
Property Redevelopment Table	36
Capital Expenditures	37
Debt Analysis	38
Debt Schedule	39
Selected Debt Ratios	40
Forward Looking Statements	41
Definitions	42

Pennsylvania Real Estate Investment Trust
Company Information
Background
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures.  The portfolio consists of 27 retail properties, 25 of which are operating properties and two are development or redevelopment properties. The 25 operating retail properties have a total of 20.1 million square feet and include 21 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:
Heather Crowell, Senior Vice President of Strategy and Communications
200 South Broad Street
Philadelphia, PA 19102

Telephone: (215) 875-0735
Fax: (215) 546-2504
Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number

Barclays Capital	Ross Smotrich	(212) 526-2306
	Linda Tsai	(212) 526-9937

Citi Investment Research	Michael Bilerman	(212) 816-1383
	Christy McElroy	(212) 816-6981

Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736

Green Street Advisors	Daniel J. Busch	(949) 640-8780

JP Morgan	Michael W. Mueller	(212) 622-6689

Mitsubishi UFJ Securities (USA)	Karin A. Ford	(212) 405-7249

Stifel Nicolaus	Simon Yarmak	(443) 224-1345

SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

NOTE: Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
SVP, Strategy and Communications
(215) 454-1241
heather.crowell@preit.com
PREIT Reports Fourth Quarter and Full Year 2018 Results
Core Mall total leased space reached 96.6%
NOI-weighted sales per square foot reach $525; Sales up 5.1% at Top 5 Assets
Average renewal spreads of 6.3% for the quarter and 6.9% for the year
Opened Belk in former Bon-Ton and signed DICK’s Sporting Goods in former Sears at Valley Mall
Completed first multifamily land sale

Philadelphia, PA, February 13, 2019 - PREIT (NYSE: PEI) today reported results for the quarter and year ended December 31, 2018. A description of each non-GAAP financial measure used in this release and the related reconciliation to the comparable GAAP financial measure are located in the tables accompanying this release.

	Quarter Ended December 31,		Year Ended December 31,
(per share amounts)	2018	2017	2018	2017
Net loss - basic and diluted	$(1.23)	$(0.03)	$(1.98)	$(0.84)
FFO	$0.42	$0.44	$1.43	$1.58
FFO, as adjusted	$0.52	$0.51	$1.54	$1.67
FFO from assets sold in 2018	—	$(0.01)	—	$(0.09)
FFO, as adjusted for assets sold	$0.52	$0.50	$1.54	$1.58
Highlights from the quarter include:

•	Same Store NOI increased 0.3% for the year ended December 31, 2018 and decreased by 4.3% for the quarter compared to the same period last year.

•	Core Mall NOI-weighted sales per square foot reached $525. Core mall sales per square foot reached an all time high of $510.

•	Total Occupancy at Core Malls improved 100 basis points sequentially; non-anchor occupancy at core malls increased 150 basis points sequentially.

•	Total Leased space at Core Malls improved 140 basis points sequentially.

•	Average renewal spreads during the quarter were 10.0% for wholly-owned, under 10,000 square foot transactions.

•	Including larger-format and unconsolidated transactions, average renewal spreads were 6.3% for the quarter.

•	During the quarter, key differentiated uses opened including: Dave & Buster’s at Capital City Mall, 1776 at Cherry Hill Mall and Belk, Tilt and Onelife Fitness at Valley Mall.

"Our disciplined approach to low-productivity asset sales and proactive department store repositioning along with tenant diversification has resulted in a quality portfolio with densification opportunities,” said Joseph F. Coradino, CEO of PREIT. “The work we’re doing in this milestone-marked year as we complete many of the anchor and redevelopment projects underway sets the stage for a stronger Company in 2020 and beyond. The early results from this effort are evident with core portfolio sales reaching $510 per square foot and traffic up 5% during the holidays at properties that have undergone remerchandising, paving the way for a solid NOI growth forecast despite a rapidly changing environment.”

Primary Factors Affecting Financial Results for the Quarters Ended December 31, 2018 compared to December 31, 2017:

•	Portfolio Same Store NOI was impacted by the following items:

◦	Lost revenue from tenants who filed for bankruptcy protection: ($0.8 million),

◦	Incremental co-tenancy compared to prior year quarter: ($0.2 million),

◦	Lost revenue from terminated tenants: ($0.6 million),

◦	Lower common area revenue: ($1.4 million),

◦	Higher CAM and real estate tax expenses: ($1.4 million),

◦	Increased lease termination revenue: $1.1 million, and

◦	Increased revenue from anchor replacements and other leasing activity: $0.4 million.

•	Previous asset sales contributed to a $0.4 million, or $0.01 per share, FFO decline.

•	During the quarter, we recorded a gain on sale of $8.1 million related to the sale of a land parcel at Exton Square to a multifamily developer.

•	We recorded $103.2 million in impairments related to non-core properties and other assets.

A reconciliation of Funds From Operations (FFO) between current and prior year periods is included in the financial tables accompanying this release.

Leasing and Redevelopment

•	Excluding Fashion District Philadelphia, 647,000 square feet of leases are signed for future openings.

•	At Moorestown Mall, HomeSense and Five Below opened in the former Macy’s box. Sierra Trading Post will open in early 2019 and a lease with Michael’s was executed.

•
At Willow Grove Park, construction continues on the 51,000 square foot Studio Movie Grill which is now projected to open in Q1 2020. The twelve screen Studio Movie Grill will be joined by other dining and entertainment tenants, for which leases are being negotiated, to replace a former JC Penney store.

•
At Valley Mall, Tilt Studio opened in 48,000 square feet of a former Macy’s box along with Onelife Fitness, which occupies the remaining 70,000 square feet. Belk also opened in 123,000 square feet replacing a former Bon-Ton that was proactively recaptured prior to its bankruptcy filing. During the quarter, the Company signed a lease with DICK’s Sporting Goods to replace a former Sears that was acquired earlier in the year.

•	At Capital City Mall, Dave & Buster’s opened in 28,000 square feet.

•
At Fashion District Philadelphia, leases for over 85% of the leasable area are signed or in active negotiation. Noteworthy commitments joining Century 21 and Burlington include H&M, Nike, Forever 21, AMC Theaters, Round One, City Winery, Ulta, Columbia Sportswear and Guess Factory. Grand opening is planned for September 2019.

•	At Plymouth Meeting Mall, work continues to replace a former Macy’s with five new tenants. All five tenants are expected to open in October 2019.

•	During 2018, we raised $1.2 billion in proceeds through financing activities and asset sales, underscoring our ability to creatively access capital markets to fund redevelopment activity.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) can be found below:

Comp store sales for the rolling twelve months ended December 31, 2017	$475
Organic sales growth	16
Impact of non-core malls	19
Core mall comp store sales for the rolling twelve months ended December 31, 2018	$510

(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2019 Outlook
The Company is introducing its earnings guidance for the year ending December 31, 2019 of GAAP Net loss between ($0.55) and ($0.40) per diluted share and estimates FFO for the year will be between $1.14 and $1.29 per diluted share. FFO, as adjusted per share is expected to be between $1.20 and $1.34. Same Store NOI, excluding termination revenue is expected to grow between 1.0% and 1.9% with wholly-owned properties in the range of 1.5% to 2.6% and joint venture properties declining between (2.7%) and (2.4%).

A reconciliation between GAAP net loss and FFO is as follows:

	2019 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.55)	(0.40)
Depreciation and amortization, non controlling interest
and other	1.72	1.68
FFO per share	$1.14	$1.29
Mortgage loan defeasance	0.06	0.06
FFO per share, as adjusted	$1.20	$1.34

Our guidance assumes the defeasance of the mortgage loan secured by Capital City Mall during the first quarter of 2019.

Detailed guidance assumptions are included herein in our Financial tables.

Our 2019 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday,
February 14, 2019, to review the Company’s results and future outlook. To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 3088886, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust
2019 Earnings Guidance
(in millions, except per share amounts)

	2019 Estimate			2018 Actual	2019 Midpoint vs. 2018		Same Store NOI Growth
	Low	Midpoint	High				Low	Midpoint	High
Same Store NOI, excluding termination revenue
Wholly-owned properties	$191.6	$192.6	$193.6	$188.7	$3.9	(1)	1.5%	2.1%	2.6%
Unconsolidated properties	28.9	29.0	29.0	29.7	(0.7)		(2.7)%	(2.4)%	(2.4)%
	220.5	221.6	222.6	218.4	3.2		1.0%	1.5%	1.9%
Non-Same Store NOI	13.0	13.2	13.4	20.1	(6.9)	(2)
NOI, excluding lease termination revenue	233.5	234.8	236.0	238.5	(3.7)
Lease termination revenue of consolidated and unconsolidated properties	2.0	3.0	4.0	9.2	(6.2)
Total NOI	$235.5	$237.8	$240.0	$247.7	$(9.9)
General and administrative and leasing expenses
General and administrative expenses	(38.5)	(38.2)	(37.8)	(38.3)	0.1
Leasing costs expensed under ASC 842	(5.5)	(5.3)	(5.1)	—	(5.3)	(3)
Other income (expenses)
Corporate revenues	1.0	1.1	1.2	4.3	(3.2)	(4)
Land sale gains	5.0	7.5	10.0	8.1	(0.6)
Provision for employee separation expense	—	—	—	(1.1)	1.1
Impairment of mortgage loan receivable	—	—	—	(8.1)	8.1
Other, including non-real estate depreciation	(2.2)	(2.1)	(2.0)	(1.5)	(0.6)
Capital costs
Interest expense, gross	(87.5)	(87.7)	(87.9)	(83.3)	(4.4)
Capitalized interest	14.0	14.4	14.8	11.1	3.3
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)	—
Mortgage loan defeasance	(4.7)	(4.6)	(4.5)	—	(4.6)
Funds from Operations (FFO)	$89.7	$95.5	$101.3	$111.5	$(16.0)
Adjustments:
Impairment of mortgage loan receivable	—	—	—	8.1	(8.1)
Provision for employee separation expense	—	—	—	1.1	(1.1)
Insurance recoveries and other	—	—	—	(0.3)	0.3
Mortgage loan defeasance	4.7	4.6	4.5	—	4.6
FFO as adjusted	$94.4	$100.1	$105.8	$120.4	$(20.3)
FFO per share	$1.14	$1.21	$1.29	$1.42	$(0.21)
FFO, as adjusted per share	$1.20	$1.27	$1.34	$1.54	$(0.27)

(footnotes appear on page 8)

Pennsylvania Real Estate Investment Trust
2019 Footnotes to Earnings Guidance
(in millions)

(1) Key drivers of this change include:
Incremental impact from anchor openings	$3.9
Store openings, net of closings	2.5
Common area revenues	1.9
CAM and real estate tax increases	(3.5)
Other changes	1.1
Bankruptcy reserve	(2.0)
Total change	$3.9

(2)Key drivers of this change include:
Wyoming Valley Mall mid-year disposition	(4.3)
Valley View Mall and Exton Square Mall	(3.2)
Fashion District Philadelphia	0.6
$(6.9)

(3)Certain initial direct leasing costs will be expensed beginning January 2019 under new lease accounting standard (ASC 842)

(4)Key drivers of this change include:
Historic tax credits ended in 2018	(0.8)
Sale of mortgage loan	(0.9)
Lower corporate revenue and other income	(1.5)
$(3.2)

Pennsylvania Real Estate Investment Trust
2019 Earnings Guidance - Reconciliation of Net Income to FFO and FFO as adjusted (Non-GAAP measures)
(in millions, except per share amounts)

	2019 Estimate			2018 Actual
	Low	Midpoint	High

Net (loss) income	$(17.9)	$(10.6)	$(3.3)	$(126.5)
Depreciation and amortization	135.0	133.5	132.0	140.3
Gains on sales of operating assets	—	—	—	(4.3)
Impairment of real estate assets	—	—	—	129.4
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)
Funds From Operations	$89.7	$95.5	$101.3	$111.5
Adjustments:
Impairment of mortgage loan receivable	—	—	—	8.1
Provision for employee separation expense	—	—	—	1.1
Insurance recoveries and other	—	—	—	(0.3)
Mortgage loan defeasance	4.7	4.6	4.5	—
FFO as adjusted	$94.4	$100.1	$105.8	$120.4

Basic and diluted loss per share	$(0.58)	$(0.49)	$(0.40)	$(1.98)
FFO per share	$1.14	$1.21	$1.29	$1.42
FFO, as adjusted per share	$1.20	$1.27	$1.34	$1.54

Net loss	$(17.9)	$(10.6)	$(3.3)	$(126.5)
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)
Noncontrolling interest	4.8	4.0	3.2	16.2
Dividends on unvested restricted shares	(0.5)	(0.5)	(0.5)	(0.5)
Net loss used to calculate earnings per share	$(41.0)	$(34.5)	$(28.0)	$(138.2)

Weighted average shares	70.3	70.3	70.3	69.7
Weighted average shares, including OP units	78.7	78.7	78.7	78.3

Pennsylvania Real Estate Investment Trust
Changes in Funds from Operations for the Quarter Ended December 31, 2018
(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Quarter Ended December 31	Per Diluted Share and OP Unit
Funds from Operations December 31, 2017	$33,959	$0.44
Loss on redemption of preferred shares	4,103	0.055
Provision for employee separation expense	246	0.005
Prepayment penalty and accelerated amortization of financing costs	1,557	0.020
Funds from Operations, as adjusted December 31, 2017	$39,865	$0.51

Changes - 2017 to 2018

Contribution from anchor replacements	420	0.005
Other changes in revenues, net of reimbursable expenses	(1,163)	(0.010)
Impact from bankruptcies	(772)	(0.010)
Impact of co-tenancy claims	(154)	—
Impact of store closures from terminated tenants	(568)	(0.005)
Impact of 2017 real estate tax appeal	—	—
Lease termination revenue	1,096	0.015
Common area revenues, net	(1,454)	(0.020)
Other NOI changes	(278)	(0.005)
Same Store NOI from consolidated properties	(2,873)	(0.035)
Same Store NOI from unconsolidated properties	(46)	—
Same Store NOI	(2,919)	(0.035)
Non Same Store NOI	(617)	(0.010)
Dilutive effect of asset sales	(438)	(0.005)
General and administrative expenses	(197)	(0.005)
Amortization of historic tax credits	19	—
Gain on sale of non-operating real estate, net	7,342	0.095
Other income (expenses), net	(1,623)	(0.020)
Interest expense, net of impact of asset sales	(1,060)	(0.015)
Preferred share dividends	204	0.005
Increase in weighted average shares	—	—
Funds from Operations, as adjusted December 31, 2018	$40,576	$0.52
Provision for employee separation expense	(183)	—
Insurance recoveries, net	714	0.010
Mortgage impairment	(8,122)	(0.105)
Funds from Operations December 31, 2018	$32,985	$0.42

Pennsylvania Real Estate Investment Trust
Changes in Funds from Operations for the Twelve Months Ended December 31, 2018
(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Twelve Months Ended December 31,	Per Diluted Share and OP Unit
Funds from Operations December 31, 2017	$123,120	$1.58
Loss on redemption of preferred shares	4,103	0.055
Provision for employee separation expense	1,299	0.015
Prepayment penalty and accelerated amortization of financing costs	1,557	0.020
Funds from Operations, as adjusted December 31, 2017	$130,079	$1.67

Changes - 2017 to 2018

Contribution from anchor replacements	4,203	0.055
Other changes in revenues, net of reimbursable expenses	(573)	(0.005)
Impact from bankruptcies	(2,678)	(0.035)
Impact of co-tenancy claims	(897)	(0.010)
Impact of store closures from terminated tenants	(1,269)	(0.015)
Impact of 2017 real estate tax appeal	(1,775)	(0.025)
Lease termination revenue	6,019	0.075
Common area revenues, net	(394)	(0.005)
Other NOI changes	(1,769)	(0.025)
Same Store NOI from consolidated properties	867	0.010
Same Store NOI from unconsolidated properties	(105)	—
Same Store NOI	762	0.010
Non Same Store NOI	(2,820)	(0.035)
Dilutive effect of asset sales	(6,747)	(0.085)
General and administrative expenses	(1,606)	(0.020)
Amortization of historic tax credits	(939)	(0.010)
Gain on sale of non-operating real estate	6,830	0.085
Other income (expenses), net	(1,218)	(0.015)
Interest expense, net of impact of asset sales	(4,380)	(0.055)
Preferred share dividends	470	0.005
Increase in weighted average shares	—	(0.010)
Funds from Operations, as adjusted December 31, 2018	$120,431	$1.54
Provision for employee separation expense	(1,139)	(0.015)
Insurance recoveries, net	689	0.010
Mortgage impairment	(8,122)	(0.105)
Accelerated amortization of financing costs	(363)	(0.005)
Funds from Operations December 31, 2018	$111,496	$1.43

Pennsylvania Real Estate Investment Trust
Market Capitalization and Capital Resources
(in thousands, except per share amounts)

	Quarter Ended December 31,	Year Ended December 31,
	2018	2018	2017	2016
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	70,495	70,495	69,984	69,553
OP Units Outstanding	8,272	8,272	8,272	8,313
Total Common Shares and OP Units Outstanding	78,767	78,767	78,256	77,866
Equity Market Capitalization—Common Shares and OP Units	$467,880	$467,880	$930,466	$1,476,339
Series A Preferred Shares, Nominal Value(1)	N/A	N/A	N/A	115,000
Series B Preferred Shares, Nominal Value	86,250	86,250	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500	$172,500	N/A
Series D Preferred Shares, Nominal Value	125,000	125,000	$125,000	N/A
Total Equity Market Capitalization	$851,630	$851,630	$1,314,216	$1,677,589

DEBT CAPITALIZATION
Secured Debt Balance (2)	$1,408,325	$1,408,325	$1,295,112	$1,428,894
Unsecured Debt Balance (3) (4)	615,000	615,000	603,000	547,000
Debt Capitalization	2,023,325	2,023,325	1,898,112	1,975,894
TOTAL MARKET CAPITALIZATION	$2,874,955	$2,874,955	$3,212,328	$3,653,483

Equity Capitalization/Total Market Capitalization	29.6%	29.6%	40.9%	45.9%
Debt Capitalization/Total Market Capitalization	70.4%	70.4%	59.1%	54.1%
Unsecured Debt Balance/Total Debt	30.4%	30.4%	31.8%	27.7%

CAPITAL RESOURCES
Cash and Cash Equivalents	$27,367	$27,367	$27,534	$21,892
Revolving Facility	400,000	400,000	400,000	400,000
Amount Outstanding	(65,000)	(65,000)	(53,000)	(147,000)
Letters of Credit	(5,126)	(5,126)	(15,786)	—
Available Revolving Facility (5)	329,874	329,874	331,214	253,000
Term Loans	675,000	675,000	550,000	550,000
Amount Borrowed	(675,000)	(675,000)	(550,000)	(400,000)
Available Term Loans	—	—	—	150,000
TOTAL	$357,241	$357,241	$358,748	$424,892
Shelf Registration	$1,000,000	$1,000,000	$1,000,000	$1,000,000

(1)	The Series A Preferred Shares were redeemed on October 12, 2017 and are no longer outstanding.

(2)	Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $125,000 of secured debt from our share of the FDP Term Loan.

(3)	The unsecured debt balance includes a Revolving Facility balance of $65,000 as of December 31, 2018, $53,000 as of December 31, 2017 and $147,000 as of December 31, 2016.

(4)	The unsecured debt balance includes a Term Loan balance of $550,000 as of December 31, 2018 and 2017, and $400,000 as of December 31, 2016.

(5)
The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Following recent property sales, the NOI from the Company’s remaining unencumbered properties is at a level such that the maximum unsecured amount that the Company may borrow as of December 31, 2018 within the Unencumbered Debt Yield covenant, including under the $400.0 million 2018 Revolving Facility is an aggregate of $179.3 million.

Pennsylvania Real Estate Investment Trust
Statement of Operations - Quarters and Twelve Months Ended December 31, 2018 and December 31, 2017
(in thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUE:
Base rent	$58,896	$59,820	$226,609	$230,898
Expense reimbursements	26,328	27,473	106,522	109,454
Percentage rent	3,389	3,143	4,291	4,366
Lease termination revenue	1,563	481	8,729	2,760
Other real estate revenue	5,149	7,054	12,078	14,046
Total real estate revenue	95,325	97,971	358,229	361,524
Other income	717	1,794	4,171	5,966
Total revenue	96,042	99,765	362,400	367,490
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(28,666)	(27,289)	(113,235)	(111,275)
Utilities	(3,847)	(3,745)	(15,990)	(16,151)
Other property operating expenses	(3,257)	(3,761)	(12,007)	(12,879)
Total property operating expenses	(35,770)	(34,795)	(141,232)	(140,305)
Depreciation and amortization	(32,611)	(34,169)	(133,116)	(128,822)
General and administrative expenses	(10,373)	(10,175)	(38,342)	(36,736)
Provision for employee separation expense	(183)	(246)	(1,139)	(1,299)
Project costs and other expenses	(252)	(223)	(693)	(768)
Insurance recoveries, net	714	—	689	—
Total operating expenses	(78,475)	(79,608)	(313,833)	(307,930)
Interest expense, net (1)	(15,291)	(14,332)	(61,355)	(58,430)
Impairment of assets	(103,201)	(51)	(137,487)	(55,793)
Total expenses	(196,967)	(93,991)	(512,675)	(422,153)
Loss before equity in income of partnerships and gains on sales of real estate and non operating real estate	(100,925)	5,774	(150,275)	(54,663)
Equity in income of partnerships	3,189	2,223	11,375	14,367
Gain on sale of real estate by equity method investee	—	(174)	2,772	6,539
Gains (losses) on sales of real estate, net	776	8	1,525	(361)
Gains on sales of non-operating real estate	8,126	784	8,100	1,270
Net (loss) income	(88,834)	8,615	(126,503)	(32,848)
Less: net loss attributed to noncontrolling interest	10,052	268	16,174	6,895
Net (loss) income attributable to PREIT	(78,782)	8,883	(110,329)	(25,953)
Less: preferred share dividends	(6,844)	(7,048)	(27,375)	(27,845)
Less: loss on redemption of preferred shares	—	(4,103)	—	(4,103)
Net loss attributable to PREIT common shareholders	$(85,626)	$(2,268)	$(137,704)	$(57,901)

(1)
Net of capitalized interest expense of $1,667 and $2,159 for the quarters ended December 31, 2018 and 2017, respectively, and $6,395 and $7,620 for the twelve months ended December 31, 2018 and 2017, respectively.

Pennsylvania Real Estate Investment Trust
Computation of Earnings Per Share
(in thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net loss	$(88,834)	$8,615	$(126,503)	$(32,848)
Noncontrolling interest	10,052	268	16,174	6,895
Loss on redemption of preferred shares	—	(4,103)	—	(4,103)
Dividends on preferred shares	(6,844)	(7,048)	(27,375)	(27,845)
Dividends on unvested restricted shares	(130)	(100)	(542)	(372)
Net loss used to calculate loss per share - basic and diluted	$(85,756)	$(2,368)	$(138,246)	$(58,273)

Basic loss per share:	$(1.23)	$(0.03)	$(1.98)	$(0.84)

Diluted loss per share:	$(1.23)	$(0.03)	$(1.98)	$(0.84)

Weighted average shares outstanding - basic	69,840	69,496	69,749	69,364
Weighted average effect of common share equivalents (1)	—	—	—	—
Total weighted average shares outstanding - diluted	69,840	69,496	69,749	69,364

(1)
The Company had net losses used to calculate earnings per share for the quarters ended December 31, 2018 and 2017, and the years ended December 31, 2018 and 2017. Therefore, the effect of common share equivalents for the quarter and years ended December 31, 2018 and 2017, respectively, are excluded from the calculation of diluted loss per share because they would be antidilutive. There were no common share equivalents for the the three months ended December 31, 2017.

Pennsylvania Real Estate Investment Trust
Net Operating Income
Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate
(Non-GAAP Measures)
(in thousands)

Net Operating Income ("NOI") Reconciliation for the Quarter ended December 31, 2018(1)

	Quarter Ended December 31,
	Same Store		Change		Non Same Store		Total
	2018	2017	$	%	2018	2017	2018	2017
NOI from consolidated properties	$57,781	$60,653	$(2,872)	(4.7)%	$1,774	$2,523	$59,555	$63,176
NOI attributable to equity method investments, at ownership share	7,880	7,926	(46)	(0.6)%	95	533	7,975	8,459
Total NOI	$65,661	$68,579	$(2,918)	(4.3)%	$1,869	$3,056	$67,530	$71,635
Less: lease termination revenue from consolidated and unconsolidated properties	(1,575)	(513)	(1,062)	207.0%	—	(14)	(1,575)	(527)
Total NOI excluding lease termination revenue	$64,086	$68,066	$(3,980)	(5.8)%	$1,869	$3,042	$65,955	$71,108

(1)NOI is a non-GAAP measure. See definition of NOI on page 42.

Net Operating Income ("NOI") Reconciliation for the Twelve Months ended December 31, 2018(1)

	Twelve months ended December 31,
	Same Store		Change		Non Same Store		Total
	2018	2017	$	%	2018	2017	2018	2017
NOI from consolidated properties	$210,112	$209,244	$868	0.4%	$6,885	$11,975	$216,997	$221,219
NOI attributable to equity method investments, at ownership share	30,161	30,266	(105)	(0.3)%	572	6,494	30,733	36,760
Total NOI	$240,273	$239,510	$763	0.3%	$7,457	$18,469	$247,730	$257,979
Less: lease termination revenue from consolidated and unconsolidated properties	(9,183)	(3,142)	(6,041)	192.3%	(35)	(85)	(9,218)	(3,227)
Total NOI excluding lease termination revenue	$231,090	$236,368	$(5,278)	(2.2)%	$7,422	$18,384	$238,512	$254,752
(1)NOI is a non-GAAP measure. See definition of NOI on page 42.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Quarter Ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net (loss) income	$(88,834)	$8,615	$(126,503)	$(32,848)
Depreciation and amortization:
Consolidated properties	32,611	34,169	133,116	128,822
Unconsolidated properties at ownership share	2,094	2,481	8,612	10,974
Interest Expense:
Consolidated properties	15,291	14,332	61,355	58,430
Unconsolidated properties at ownership share	2,731	4,321	10,818	12,003
(Gain) loss on sale of interests in real estate, net	(776)	(8)	(1,525)	361
Gain on sale of real estate by equity method investee	—	174	(2,772)	(6,539)
Impairment of assets	103,201	51	137,487	55,793
EBITDAre	$66,318	$64,135	$220,588	$226,996
(1) EBITDAre is a non-GAAP measure. See definition on page 42.

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)
Quarters Ended December 31, 2018 and December 31, 2017
(in thousands)

	2018	2017
Net income (loss)	$(88,834)	$8,615
Other income	(717)	(1,794)
Depreciation and amortization	32,611	34,169
General and administrative expenses	10,373	10,175
Provision for employee separation expense	183	246
Insurance recoveries, net	(714)	—
Project costs and other expenses	252	223
Interest expense, net	15,291	14,332
Impairment of assets	103,201	51
Equity in income of partnerships	(3,189)	(2,223)
Gain on sales of real estate by equity method investee	—	174
Gains on sales of interests in real estate	(776)	(8)
Gains on sales of non operating real estate	(8,126)	(784)
NOI from consolidated properties (Non-GAAP)	$59,555	$63,176

	Same Store		Non Same Store		Total
	2018	2017	2018	2017	2018	2017
Real estate revenue
Base rent	$56,569	$57,234	$2,327	$2,586	$58,896	$59,820
Expense reimbursements	25,515	26,401	813	1,072	26,328	27,473
Percentage rent	3,346	3,102	43	41	3,389	3,143
Lease termination revenue	1,563	467	—	14	1,563	481
Other real estate revenue	5,008	6,550	141	504	5,149	7,054
Total real estate revenue	92,001	93,754	3,324	4,217	95,325	97,971
Property operating expenses
CAM and real estate taxes	(27,457)	(26,109)	(1,209)	(1,180)	(28,666)	(27,289)
Utilities	(3,632)	(3,530)	(215)	(215)	(3,847)	(3,745)
Other property operating expenses	(3,131)	(3,462)	(126)	(299)	(3,257)	(3,761)
Total property operating expenses	(34,220)	(33,101)	(1,550)	(1,694)	(35,770)	(34,795)
NOI from consolidated properties (Non-GAAP)	57,781	60,653	1,774	2,523	59,555	63,176
Less: Lease termination revenue	(1,563)	(467)	—	(14)	(1,563)	(481)
NOI from consolidated properties less lease termination revenue (Non-GAAP)	$56,218	$60,186	$1,774	$2,509	$57,992	$62,695

Pennsylvania Real Estate Investment Trust
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)
Quarters Ended December 31, 2018 and December 31, 2017
(in thousands)

	2018	2017
Equity in income of partnerships	$3,189	$2,223
Other income	(46)	(574)
Depreciation and amortization	2,095	2,481
Interest expense and other expenses, net	2,737	4,329
NOI from equity method investments at ownership share (Non-GAAP)	$7,975	$8,459

	Same Store		Non Same Store		Total
	2018	2017	2018	2017	2018	2017
Real estate revenue
Base rent	$7,050	$7,098	$179	$736	$7,229	$7,834
Expense reimbursements	3,120	3,047	121	265	3,241	3,312
Percentage rent	195	160	40	31	235	191
Lease termination revenue	12	46	—	—	12	46
Other real estate revenue	416	431	144	194	560	625
Total real estate revenue	10,793	10,782	484	1,226	11,277	12,008
Property operating expenses
CAM and real estate taxes	(2,159)	(2,195)	(343)	(596)	(2,502)	(2,791)
Utilities	(196)	(161)	(44)	(107)	(240)	(268)
Other property operating expenses	(558)	(500)	(2)	10	(560)	(490)
Total property operating expenses	(2,913)	(2,856)	(389)	(693)	(3,302)	(3,549)
NOI from equity method investments at ownership share (Non-GAAP)	7,880	7,926	95	533	7,975	8,459
Less: Lease termination revenue	(12)	(46)	—	—	(12)	(46)
NOI from equity method investments at ownership share excluding lease termination revenue (Non-GAAP)	$7,868	$7,880	$95	$533	$7,963	$8,413

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Income (Loss) to Net Operating Income
Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)
Twelve Months Ended December 31, 2018 and December 31, 2017
(in thousands)

The table below reconciles net income (loss) to NOI for our consolidated properties for the twelve months ended December 31, 2018 and 2017.

	Twelve Months Ended December 31,
	2018	2017
Net loss	$(126,503)	$(32,848)
Other income	(4,171)	(5,966)
Depreciation and amortization	133,116	128,822
General and administrative expenses	38,342	36,736
Provision for employee separation expenses	1,139	1,299
Insurance recoveries, net	(689)	—
Project costs and other expenses	693	768
Interest expense	61,355	58,430
Impairment of assets	137,487	55,793
Equity in income of partnerships	(11,375)	(14,367)
Gain on sales of real estate by equity method investee	(2,772)	(6,539)
Gain (loss) on sales of interests in real estate, net	(1,525)	361
Gains on sales of non operating real estate	(8,100)	(1,270)
NOI - consolidated properties (Non-GAAP)	$216,997	$221,219

	Same Store		Non Same Store		Total
	2018	2017	2018	2017	2018	2017
Real estate revenue
Base rent	$217,231	$215,656	$9,378	$15,242	$226,609	$230,898
Expense reimbursements	102,756	103,389	3,766	6,065	106,522	109,454
Percentage rent	4,235	4,145	56	221	4,291	4,366
Lease termination revenue	8,694	2,675	35	85	8,729	2,760
Other real estate revenue	11,782	12,904	296	1,142	12,078	14,046
Total real estate revenue	344,698	338,769	13,531	22,755	358,229	361,524
Property operating expenses
CAM and real estate taxes	(107,967)	(103,065)	(5,268)	(8,210)	(113,235)	(111,275)
Utilities	(15,042)	(14,919)	(948)	(1,232)	(15,990)	(16,151)
Other property operating expenses	(11,577)	(11,541)	(430)	(1,338)	(12,007)	(12,879)
Total property operating expenses	(134,586)	(129,525)	(6,646)	(10,780)	(141,232)	(140,305)
NOI from consolidated properties (Non-GAAP)	210,112	209,244	6,885	11,975	216,997	221,219
Less: Lease termination revenue	(8,694)	(2,675)	(35)	(85)	(8,729)	(2,760)
NOI from consolidated properties less lease termination revenue (Non-GAAP)	$201,418	$206,569	$6,850	$11,890	$208,268	$218,459

Pennsylvania Real Estate Investment Trust
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)
Twelve Months Ended December 31, 2018 and December 31, 2017
(in thousands)

	2018	2017
Equity in income of partnerships	$11,375	$14,367
Other income	(82)	(594)
Depreciation and amortization	8,612	10,974
Interest expense and other expenses, net	10,828	12,013
NOI from equity method investments at ownership share (Non-GAAP)	$30,733	$36,760

	Same Store		Non Same Store		Total
	2018	2017	2018	2017	2018	2017
Real estate revenue
Base rent	$27,693	$27,504	$1,320	$7,218	$29,013	$34,722
Expense reimbursements	12,182	12,291	468	1,854	12,650	14,145
Percentage rent	417	344	39	32	456	376
Lease termination revenue	489	467	—	—	489	467
Other real estate revenue	1,137	1,157	719	761	1,856	1,918
Total real estate revenue	41,918	41,763	2,546	9,865	44,464	51,628
Property operating expenses
CAM and real estate taxes	(8,499)	(8,435)	(1,557)	(2,810)	(10,056)	(11,245)
Utilities	(818)	(791)	(234)	(466)	(1,052)	(1,257)
Other property operating expenses	(2,440)	(2,271)	(183)	(95)	(2,623)	(2,366)
Total property operating expenses	(11,757)	(11,497)	(1,974)	(3,371)	(13,731)	(14,868)
NOI from equity method investments at ownership share (Non-GAAP)	30,161	30,266	572	6,494	30,733	36,760
Less: Lease termination revenue	(489)	(467)	—	—	(489)	(467)
NOI from equity method investments at ownership share excluding lease termination revenue (Non-GAAP)	$29,672	$29,799	$572	$6,494	$30,244	$36,293

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP measure)
(in thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
FUNDS FROM OPERATIONS
Net (loss) income	$(88,834)	$8,615	$(126,503)	$(32,848)
Depreciation and amortization on real estate
Consolidated properties	32,265	33,797	131,694	127,327
PREIT's share of equity method investments	2,095	2,481	8,612	10,974
Gain on sale of real estate by equity method investee	—	174	(2,772)	(6,539)
(Gains) losses on sales of interests in real estate, net	(776)	(8)	(1,525)	361
Impairment of real estate assets	95,079	51	129,365	55,793
Dividends on preferred shares	(6,844)	(7,048)	(27,375)	(27,845)
Loss on redemption of preferred shares	—	(4,103)	—	(4,103)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$32,985	$33,959	$111,496	$123,120
Loss on redemption of preferred shares	—	4,103	—	4,103
Provision for employee separation expense	183	246	1,139	1,299
Insurance recoveries, net	(714)	—	(689)	—
Impairment of mortgage note receivable	8,122	—	8,122	—
Prepayment penalty and accelerated amortization of financing costs	—	1,557	363	1,557
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$40,576	$39,865	$120,431	$130,079
FUNDS AVAILABLE FOR DISTRIBUTION(1)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$40,576	$39,865	$120,431	$130,079
Adjustments:
Straight line rent	$(323)	$(889)	$(2,540)	$(2,839)
Recurring capital expenditures	(11,673)	(9,828)	(25,378)	(26,492)
Tenant allowances	(6,780)	(6,796)	(24,100)	(20,574)
Amortization of non-cash deferred compensation	1,533	1,191	6,925	5,709
Capitalized leasing costs	(1,598)	(1,433)	(7,022)	(6,066)
Amortization of above- and below-market lease intangibles	(21)	(39)	(208)	(2,386)
Funds available for distribution to common shareholders and OP Unit holders(1)	$21,714	$22,071	$68,108	$77,431
Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.42	$0.44	$1.43	$1.58
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.52	$0.51	$1.54	$1.67
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.28	$0.28	$0.87	$1.00
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders			58.3%	53.0%
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders, as adjusted			54.1%	50.2%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders			95.5%	84.4%
Weighted average number of shares outstanding	69,840	69,496	69,749	69,364
Weighted average effect of full conversion of OP Units	8,273	8,278	8,273	8,297
Effect of common share equivalents	23	—	203	93
Total weighted average shares outstanding, including OP Units	78,136	77,774	78,225	77,754

(1)	Non-GAAP measure. See definitions on page 42.

(2)	Twelve months ended December 31, 2018 and December 31, 2017, respectively.

Pennsylvania Real Estate Investment Trust
Condensed Consolidated Balance Sheet
(in thousands)

	December 31, 2018	December 31, 2017
ASSETS
Investments in real estate, at cost
Operating properties	$3,063,531	$3,180,212
Construction in progress	115,182	113,609
Land held for development	5,881	5,881
Total investments in real estate	3,184,594	3,299,702
Accumulated depreciation	(1,118,582)	(1,111,007)
Net investments in real estate	2,066,012	2,188,695
Investments in partnerships, at equity	131,124	216,823
Other assets:
Cash and cash equivalents	18,084	15,348
Rent and other receivables, net (1)	38,914	38,166
Intangible assets, net	17,868	17,693
Deferred costs and other assets, net	110,805	112,046
Assets held for sale	22,307	—
Total assets	$2,405,114	$2,588,771
LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$1,047,906	$1,056,084
Term Loans, net	547,289	547,758
Revolving Facilities	65,000	53,000
Tenants’ deposits and deferred rent	15,400	11,446
Distributions in excess of partnership investments	92,057	97,868
Fair value of derivative instruments	3,010	20
Other liabilities	87,901	61,604
Total liabilities	1,858,563	1,827,780
Equity:
Total equity	546,551	760,991
Total liabilities and equity	$2,405,114	$2,588,771

(1)	Total includes straight line rent of $27.2 million as of December 31, 2018 and $25.4 million as of December 31, 2017.

Pennsylvania Real Estate Investment Trust
Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)
(in thousands)

	December 31, 2018	December 31, 2017
ASSETS:
Investments in real estate, at cost:
Operating properties	$276,977	$288,481
Construction in progress	211,637	152,478
Total investments in real estate	488,614	440,959
Accumulated depreciation	(106,066)	(101,701)
Net investments in real estate	382,548	339,258
Cash and cash equivalents	9,283	12,186
Deferred costs and other assets, net	14,564	15,839
Total assets	406,395	367,283
LIABILITIES:
Mortgage loans, net	231,426	234,798
FDP Term Loan	125,000	—
Other liabilities	10,902	13,530
Total liabilities	367,328	248,328
Net investment	$39,067	$118,955
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$131,124	$216,823
Distributions in excess of partnership investments	(92,057)	(97,868)
Net investment	$39,067	$118,955

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, changes in our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust
Leasing Activity Summary - Quarter Ended December 31, 2018

					Initial Rent per square foot ("psf")		Initial Gross Rent Renewal Spread (1)		Average Rent Renewal Spread (2)	Annualized Tenant Improvements psf (3)
		Number	GLA	Term		Previous Rent psf	$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	15	37,722	7.6	$47.96					$10.82
	Unconsolidated(4)	3	4,146	6.5	61.87					8.37
Total Under 10k sf		18	41,868	7.5	49.34	n/a	n/a	n/a	n/a	10.61

Over 10k sf	Consolidated	2	45,053	10.0	13.89	n/a	n/a	n/a	n/a	0.10
Total New Leases		20	86,921	8.8	$30.96	n/a	n/a	n/a	n/a	$4.41
Renewal Leases
Under 10k sf	Consolidated	17	35,247	3.4	$66.57	$63.48	3.09	4.9%	10.0%	$—
	Unconsolidated(4)	6	28,050	3.8	36.12	36.41	(0.29)	(0.8)%	(0.5)%	—
Total Under 10k sf		23	63,297	3.6	53.08	51.48	1.60	3.1%	6.4%	—

Over 10k sf	Unconsolidated(4)	1	13,491	5.0	23.71	22.71	1.00	4.4%	5.2%	—
Total Fixed Rent		24	76,788	3.8	$47.92	$46.43	$1.49	3.2%	6.3%	$—
Percentage in Lieu	Consolidated	4	15,078	2.9	14.09	25.91	(11.82)	(45.6)%	n/a	—
Total Renewal Leases		28	91,866	3.7	$42.36	$43.06	$(0.70)	(1.6)%	6.3%	$—
Total Non Anchor		48	178,787	6.2	$36.82
Anchor
New Leases		1	57,375	10.0	$11.05	n/a	n/a	n/a	n/a	$—

(1)
Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)
Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4)
We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust
Leasing Activity Summary - Twelve Months Ended December 31, 2018

					Initial Rent per square foot ("psf")		Initial Gross Rent Renewal Spread (1)		Average Rent Renewal Spread (2)	Annualized Tenant Improvements psf (3)
		Number	GLA	Term		Previous Rent psf	$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	91	302,934	7.2	$44.19					$10.10
	Unconsolidated(4)	14	40,660	7.6	46.43					16.79
Total Under 10k sf		105	343,594	7.3	44.46	n/a	n/a	n/a	n/a	10.85

Over 10k sf	Consolidated	16	378,155	10.5	19.67	n/a	n/a	n/a	n/a	4.43
Total New Leases		121	721,749	9.0	$31.47	n/a	n/a	n/a	n/a	$6.92
Renewal Leases
Under 10k square feet ("sf")	Consolidated	91	197,582	3.3	$54.71	$53.39	$1.32	2.5%	8.3%	$0.11
	Unconsolidated(4)	37	107,537	3.5	55.92	58.41	(2.49)	(4.3)%	(0.2)%	0.33
Total Under 10k sf		128	305,119	3.4	55.14	55.16	(0.02)	—%	5.0%	0.19

Over 10k sf	Consolidated	10	281,432	5.5	21.49	20.34	1.15	5.7%	15.7%	2.58
	Unconsolidated(4)	2	24,797	3.2	19.35	24.08	(4.73)	(19.6)%	(21.2)%	—
Total Over 10k sf		12	306,229	5.3	21.32	20.64	0.67	3.3%	11.9%	2.45
Total Fixed Rent		140	611,348	4.3	$38.20	$37.87	$0.33	0.9%	6.9%	$1.58
Percentage in Lieu	Consolidated	46	130,276	1.7	35.27	44.02	(8.75)	(19.9)%	n/a	—
Total Renewal Leases(5)		186	741,624	3.9	$37.68	$38.95	$(1.27)	(3.3)%	6.9%	$1.46
Total Non Anchor		307	1,463,373	6.4	$34.62
Anchor
New Leases		2	99,258	10.0	$13.30	n/a	n/a	n/a	n/a	$0.40
Renewal Leases	Consolidated	4	512,858	5.6	$3.28	$3.36	$(0.08)	(2.4)%	n/a	$—
Total		6	612,116	7.1	$4.90

(1)
Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)
Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4)
We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

(5)
Includes 7 leases and 11,102 square feet of GLA with respect to tenants whose leases were restructured and extended following a bankruptcy filing.  Excluding those leases, the initial gross rent spread was 1.0% for leases under 10,000 square feet and (2.4%) for all non anchor leases.  Excluding these leases, the average rent spreads were 6.2% for leases under 10,000 square feet and 7.8% for all non anchor leases.

Pennsylvania Real Estate Investment Trust
Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	December 31, 2018								December 31, 2017
	% Rolling 12 Mo. NOI	Average Comp Sales(1)	Average Gross Rent(2)(3)	Occupancy Cost	Actual Occupancy		Leased Occupancy		% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Actual Occupancy
					Total	Non-Anchor	Total	Non-Anchor					Total	Non-Anchor

Malls	86.5%	$510	$60.32	12.9%	96.0%	93.6%	96.6%	94.4%	89.4%	$493	$61.00	13.3%	96.3%	94.2%
Non-Core Malls	8.1%	348	45.21	12.9%	73.6%	84.0%	74.8%	86.9%	2.8%	351	49.13	14.3%	93.5%	90.2%
Malls Total	94.6%	$491	$58.75	12.9%	92.6%	92.6%	93.4%	93.6%	92.2%	$475	$59.66	13.2%	95.9%	93.7%
Other Retail Properties	5.2%	N/A	24.32	N/A	93.0%	92.4%	93.2%	93.0%	5.2%	N/A	25.99	N/A	91.4%	90.8%
Total Retail Properties	99.8%	N/A	$49.71	N/A	92.7%	92.6%	93.4%	93.5%	97.4%	N/A	$50.93	N/A	95.4%	93.3%
Other Properties (4)	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.6%	N/A	N/A	N/A	N/A	N/A
Total Portfolio	100.0%	$491	$49.71		92.7%	92.6%	93.4%	93.5%	100.0%	$475	$50.93		95.4%	93.3%

(1)	NOI weighted average sales were $525 per square foot for core malls and $510 per square foot for total malls as of December 31, 2018.

(2)
Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3)	Average gross rent for mall tenants greater than 10,000 sf was $22.21 per square foot as of December 31, 2018 and $21.98 per square foot as of December 31, 2017.

(4)	Operating metrics for Fashion District Philadelphia as of December 31, 2018 and 2017, respectively, are excluded because the property is under redevelopment.

Pennsylvania Real Estate Investment Trust
Mall Occupancy Percentage and Sales Per Square Foot

		December 31, 2018			December 31, 2017			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occ %	Non Anchor Occ %	Avg Comp Sales (1)	Total Occ %	Non Anchor Occ %	Avg Comp Sales (1)	Total Occ %		Non Anchor Occ %

Top 5 Malls
Willow Grove Park	6.4%	$726	94.4%	90.3%	$673	97.3%	94.6%	7.9%	(2.9)%		(4.3)%
Cherry Hill Mall	13.8%	678	98.7%	98.4%	652	96.4%	95.6%	4.0%	2.3%		2.8%
Lehigh Valley Mall	5.8%	579	90.9%	85.4%	561	92.7%	88.0%	3.2%	(1.8)%		(2.6)%
Woodland Mall	5.8%	573	99.5%	99.5%	528	99.1%	99.1%	8.5%	0.4%		0.4%
Springfield Town Center	9.9%	548	93.1%	90.7%	529	92.7%	90.3%	3.6%	0.4%	—	0.4%
	41.7%	$623	94.7%	92.7%	$593	95.1%	93.1%	5.1%	(0.4)%		(0.4)%
Malls 6 - 10
The Mall at Prince Georges	6.0%	546	98.4%	96.6%	495	95.1%	89.7%	10.3%	3.3%		6.9%
Dartmouth Mall	3.7%	525	99.5%	99.2%	507	98.2%	97.0%	3.6%	1.3%		2.2%
Jacksonville Mall	3.7%	509	99.9%	99.8%	500	99.9%	99.8%	1.8%	—%		—%
Magnolia Mall	2.8%	435	99.8%	99.7%	418	98.8%	97.8%	4.1%	1.0%		1.9%
Viewmont Mall	4.0%	432	99.9%	99.8%	424	99.2%	98.3%	1.9%	0.7%		1.5%
	20.2%	$489	99.4%	98.8%	$467	97.8%	95.8%	4.7%	1.6%		3.0%
Malls 11 - 15
Capital City Mall	4.4%	424	99.0%	98.5%	401	99.6%	99.5%	5.7%	(0.6)%		(1.0)%
Springfield Mall	1.7%	417	96.8%	96.8%	419	96.1%	96.1%	(0.5)%	0.7%		0.7%
Patrick Henry Mall	4.2%	411	97.5%	96.4%	406	97.5%	96.4%	1.2%	—%		—%
Valley Mall	3.8%	401	98.1%	96.3%	394	99.1%	98.5%	1.8%	(1.0)%		(2.2)%
Moorestown Mall	3.0%	397	93.1%	83.7%	414	92.5%	83.6%	(4.1)%	0.6%		0.1%
	17.1%	$411	96.5%	93.9%	$407	96.8%	94.7%	1.0%	(0.3)%		(0.8)%
Malls 16 - 18
Cumberland Mall	3.2%	371	92.9%	88.4%	367	97.4%	95.7%	1.1%	(4.5)%		(7.3)%
Francis Scott Key Mall	3.3%	364	94.2%	90.9%	368	95.0%	92.2%	(1.1)%	(0.8)%		(1.3)%
Plymouth Meeting Mall	5.9%	330	91.7%	87.2%	338	95.8%	93.6%	(2.4)%	(4.1)%		(6.4)%
	12.4%	$353	92.8%	88.7%	$356	96.1%	93.8%	(0.8)%	(3.3)%		(5.1)%

All Core Malls	91.4%	$510	96.0%	93.6%	$493	96.3%	94.2%	3.4%	(0.3)%		(0.6)%

Non-Core Malls
Wyoming Valley Mall	2.9%	$379	64.0%	82.2%	365	98.8%	96.0%	3.8%	(34.8)%		(13.8)%
Valley View Mall	2.6%	359	71.6%	92.6%	376	97.6%	95.3%	(4.5)%	(26.0)%		(2.7)%
Exton Square Mall	3.1%	313	83.7%	80.9%	321	86.5%	84.6%	(2.5)%	(2.8)%		(3.7)%

All Non-Core Malls	8.6%	$348	73.6%	84.0%	$351	93.5%	90.2%	(0.9)%	(19.9)%		(6.2)%

All Malls	100.0%	$491	92.6%	92.6%	$475	95.9%	93.7%	3.4%	(3.3)%		(1.1)%

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

Pennsylvania Real Estate Investment Trust
Top Twenty Tenants
December 31, 2018

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, Footaction Flight 23, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline	43	8	51	4.3%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	39	6	45	3.8%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Totally Pagoda, Zale's Jewelers	59	9	68	3.0%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	9	2	11	2.4%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet/, Old Navy	16	9	25	2.4%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	17	4	21	2.4%
Express, Inc.	Express, Express Factory Outlet, Express Men	14	3	17	2.0%
Genesco, Inc.	Hat Shack, Hat World, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's, Underground by Journey's	47	8	55	1.8%
J.C. Penney Company, Inc.	JC Penney	14	2	16	1.8%
Forever 21, Inc.	Forever 21	10	1	11	1.7%
Macy's Inc.	Bloomingdale's, Macy's	15	2	17	1.6%
Ascena Realty Group, Inc.	Ann Taylor, Dress Barn, Justice, Lane Bryant, Loft, Maurices	26	5	31	1.4%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	27	6	33	1.4%
Regal Entertainment Group	Regal Cinemas	4	—	4	1.3%
Advent CR Holdings, Inc.	Charlotte Russe	14	2	16	1.3%
H&M Hennes & Mauritz L.P.	H & M	15	—	15	1.3%
Dave & Buster's, Inc.	Dave & Buster's	3	—	3	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	—	8	1.1%
The Children's Place Retail Stores, Inc.	The Children's Place	15	2	17	1.1%
Shoe Show, Inc.	Shoe Dept, Shoe Dept. Encore	16	2	18	1.0%
Total Top 20 Tenants		411	71	482	38.5%
Total Leases		1,564	326	1,890	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.

(2)	Includes our proportionate share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of December 31, 2018.

Pennsylvania Real Estate Investment Trust
Lease Expirations as of December 31, 2018
(dollars in thousands except per square foot ("psf") amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2018 and Prior	98	212,748	2.5%	$11,734	$10,569	3.2%	$55.15
2019	277	759,016	8.7%	39,252	35,996	10.9%	51.71
2020	257	1,188,798	13.7%	43,052	38,109	11.5%	36.21
2021	217	964,043	11.1%	36,549	30,769	9.3%	37.91
2022	174	534,156	6.2%	29,826	25,635	7.7%	55.84
2023	181	1,075,677	12.4%	41,411	36,506	11.0%	38.50
2024	132	673,555	7.8%	35,560	32,970	10.0%	52.79
2025	157	715,789	8.2%	39,635	31,939	9.6%	55.37
2026	121	607,602	7.0%	31,549	25,005	7.6%	51.92
2027	105	668,624	7.7%	26,675	24,688	7.5%	39.90
2028	76	623,804	7.2%	21,728	20,606	6.2%	34.83
Thereafter	50	653,504	7.5%	19,168	18,350	5.5%	29.33
Total/Average	1,845	8,677,316	100.0%	$376,139	$331,142	100.0%	$43.35

Anchors (1)
		Gross Leasable Area		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring (4)	Expiring GLA	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019	3	382,739	7.1%	$1,358	$1,358	5.1%	$3.55
2020	6	694,074	12.9%	2,548	2,548	9.5%	3.67
2021	7	675,619	12.5%	4,224	3,015	11.2%	6.25
2022	8	1,174,834	21.8%	4,277	3,923	14.6%	3.64
2023	3	348,592	6.5%	1,896	1,896	7.1%	5.44
2024	4	545,219	10.1%	2,801	2,801	10.4%	5.14
2025	2	390,245	7.2%	1,186	1,186	4.4%	3.04
2026	1	58,371	1.1%	861	861	3.2%	14.75
2027	—	—	—%	—	—	—%	—
2028	9	982,424	18.2%	6,428	6,428	24.0%	6.54
Thereafter	2	135,155	2.5%	2,791	2,791	10.5%	20.65
Total/Average	45	5,387,272	100.0%	$28,370	$26,807	100.0%	$5.27

(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.

(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The GLA of these tenants is 453,518 square feet.

(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

(4)	Accounts for all contiguous anchor space as one lease.

Pennsylvania Real Estate Investment Trust
Property Information as of December 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Malls
Capital City Mall	Camp Hill, PA	JCPenney	2020	102,825	Macy's	120,000	104,806	167,782	5,035	612,427
		Dick's Sporting Goods	2028	61,677
		Field and Stream	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	242,732	444,230	10,926	1,314,773
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2019	80,983	BJ's Wholesale Club	117,889	158,803	163,392	48,121	950,987
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	129,427	147,309	2,558	672,742
		Sears	2021	108,440
		AMC Theaters	2026				44,988
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	58,269	230,398	140,952	1,046,491
		Sears	2019	144,301
		Round 1	2026	58,371
		Whole Foods(1)	2037				55,000
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	166,867	35,870	754,259
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			123,079	128,981	602	494,777
		JCPenney	2020	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	141,510	360,472	89,451	1,175,419
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	161,901	1,002	601,721
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000

Pennsylvania Real Estate Investment Trust
Property Information as of December 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765			43,950	190,851	62,579	913,265
		Sears	2022	205,591
		Lord & Taylor	2020	121,200
		Regal Cinemas	2028				57,843
		HomeSense	2028				28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	227,298	10,652	717,664
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			115,350	217,017	60,675	727,847
		Whole Foods	2029	65,155
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	194,998	7,135	610,609
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	318,972	67,776	1,373,974
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			177,988	253,439	15,187	926,233
		Macy's	2023	195,655
		Target	2024	135,186
Valley Mall	Hagerstown, MD	Belk	2028	123,094			95,023	236,492	14,885	797,849
		JCPenney	2019	157,455
		Regal Cinemas	2029				53,059
		Onelife Fitness(2)	2033	70,000
		Tilt Studio	2028	47,841

Pennsylvania Real Estate Investment Trust
Property Information as of December 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley View Mall(3)	La Crosse, WI	JCPenney	2020	96,357			30,701	163,717	228,707	519,482

Viewmont Mall	Scranton, PA	JCPenney	2020	193,112	Macy's	139,801	98,630	167,119	564	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000

Willow Grove Park	Willow Grove, PA				Bloomingdale's	237,537	78,219	254,180	35,725	1,046,577
		Macy's	2022	225,000	Sears(4)	175,584
		Nordstrom Rack	2022	40,332
Woodland Mall	Grand Rapids, MI				JCPenney	254,905	162,636	257,186	2,214	834,257
					Macy's	157,316
Total Malls				4,941,226		3,567,124	2,979,012	4,452,601	840,616	16,780,579

Other Retail Properties
Gloucester Premium Outlets	Blackwood, NJ						37,303	266,711	65,934	369,948
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2021	67,185	Lowe's	163,215	287,711	56,292	—	778,190
					Target	137,514
		Dick's Sporting Goods	2020				41,593
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	239,186	54,141	54,575	704,526
					The Home Depot	130,751
		Dick's Sporting Goods	2021				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	—	462,883
					Weis Market	65,032
Valley View Center	La Crosse, WI	Dick's Sporting Goods	2025				45,000	22,267	—	67,267
Wyoming Valley Mall(5)	Wilkes-Barre, PA	JCPenney	2022	172,860			43,968	169,834	299,210	832,253
		Macy's	2020	146,381

Pennsylvania Real Estate Investment Trust
Property Information as of December 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Wyoming Valley Center	Wilkes-Barre, PA						78,229	—	—	78,229
Total Other Retail Properties				446,046		747,942	1,095,137	584,452	419,719	3,293,296

Total Portfolio				5,387,272		4,315,066	4,074,149	5,037,053	1,260,335	20,073,875

(1) Located on parcel of land adjacent to Exton Square Mall.
(2) Onelife Fitness opened in January 2019.
(3) Vacant GLA includes 100,000 square feet from former Herberger's store which closed in the third quarter of 2018.
(4) Approximately 69,000 square feet of this space has been subleased to Primark.
(5) Vacant GLA includes 155,392 square feet from former Bon-Ton store and 117,477 from former Sears store, both of which closed in the third quarter of 2018.

Pennsylvania Real Estate Investment Trust
Investment in Real Estate - Consolidated Properties
(in thousands)

	December 31, 2018				December 31, 2017
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate
Malls
Capital City Mall	$133,008	$2,570	$46,878	$88,700	$123,451	$3,601	$43,437	$83,615
Cherry Hill Mall	476,972	—	244,195	232,777	479,603	20	229,299	250,324
Cumberland Mall	83,935	—	28,301	55,634	82,485	—	25,478	57,007
Dartmouth Mall	80,682	302	39,767	41,217	76,125	137	37,209	39,053
Exton Square Mall(1)	68,315	—	11,335	56,980	187,901	12	53,683	134,230
Francis Scott Key Mall	98,122	—	40,386	57,736	96,013	3,845	37,827	62,031
Jacksonville Mall	89,812	—	37,361	52,451	87,535	—	35,988	51,547
Magnolia Mall	106,030	1,403	46,118	61,315	95,738	2,369	44,339	53,768
Moorestown Mall	168,465	12,105	65,068	115,502	151,836	10,074	58,869	103,041
Patrick Henry Mall	155,817	—	68,664	87,153	154,098	—	65,052	89,046
Plymouth Meeting Mall	191,269	15,585	87,726	119,128	192,008	1,007	81,343	111,672
The Mall at Prince Georges	140,737	9	58,120	82,626	113,102	14,372	54,591	72,883
Springfield Town Center	494,138	—	50,638	443,500	491,010	—	36,204	454,806
Valley Mall	129,835	10,201	44,792	95,244	112,853	11,792	43,131	81,514
Valley View Mall	38,340	2	11,254	27,088	54,542	11	10,108	44,445
Viewmont Mall	121,177	—	45,283	75,894	119,390	68	40,593	78,865
Willow Grove Park	227,018	17,666	98,194	146,490	243,965	200	96,756	147,409
Woodland Mall	200,531	55,339	71,806	184,064	199,789	34,138	69,121	164,806
Wyoming Valley Mall	59,328	—	22,696	36,632	118,767	9	47,978	70,798
Total Malls	3,063,531	115,182	1,118,582	2,060,131	3,180,211	81,655	1,111,006	2,150,860
Other Properties
Springhills(2)	—	—	—	—	—	17,954	—	17,954
White Clay Point(3)	—	—	—	—	—	14,000	—	14,000
Land held for development	5,881	—	—	5,881	5,881	—	—	5,881
Total Other Properties	5,881	—	—	5,881	5,881	31,954	—	37,835
Total Investment in Real Estate	$3,069,412	$115,182	$1,118,582	$2,066,012	$3,186,092	$113,609	$1,111,006	$2,188,695

Property held for sale
Springhills(2)	$—	$15,864	$—	$15,864	$—	$—	$—	$—
White Clay Point(3)	—	6,433	—	6,433	—	—	—	—
	$—	$22,297	$—	$22,297	$—	$—	$—	$—

(1) Includes $19,528 of property and $1,190 of accumulated depreciation related to a parcel adjacent to Exton Square Mall as of December 31, 2018.
(2) Springhills, a former development property located in Gainesville, Florida, was classified as construction in progress as of December 31, 2017 and as an asset held for sale as of December 31, 2018.
(3) White Clay Point, a former development property located in New Garden Township, Pennsylvania, was classified as construction in progress as of December 31, 2017 and as an asset held for sale as of December 31, 2018.

Pennsylvania Real Estate Investment Trust
Investment in Real Estate - Equity Method Investments at Ownership Share
(in thousands)

	December 31, 2018				December 31, 2017
	Operating Properties and Land Held for Development	CIP	Accumulated Depreciation	Net Real Estate	Operating Properties and Land Held for Development	CIP	Accumulated Depreciation	Net Real Estate
Unconsolidated Malls
Fashion District Philadelphia (1)	$47,983	$210,349	$7,141	$251,191	$63,484	$150,634	$6,997	$207,121
Lehigh Valley Mall	50,206	290	28,236	22,260	47,982	889	27,984	20,887
Springfield Mall	58,461	60	22,464	36,057	58,035	66	21,008	37,093
Total Unconsolidated Malls	156,650	210,699	57,841	309,508	169,501	151,589	55,989	265,101
Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,685	128	3,684	24,129	27,727	29	2,693	25,063
Metroplex Shopping Center	42,994	26	25,414	17,606	42,966	26	24,804	18,188
The Court at Oxford Valley	29,087	—	12,771	16,316	29,029	9	12,172	16,866
Red Rose Commons	14,215	—	3,979	10,236	12,912	41	3,691	9,262
Total Unconsolidated Other Retail Properties	113,981	154	45,848	68,287	112,634	105	43,360	69,379
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	2,377	4,753	6,346	784	2,352	4,778
TOTAL INVESTMENT IN REAL ESTATE	$276,977	$211,637	$106,066	$382,548	$288,481	$152,478	$101,701	$339,258
(1) CIP includes $41.0 million of existing building shell that was reclassified from operating properties.

Pennsylvania Real Estate Investment Trust
Anchor Replacement Summary
December 31, 2018

	Former Anchors				Replacement Tenant(s)
Property	Name	GLA '000's	Date Closed	Decommission Date	Name	GLA '000's	Actual/Targeted Occupancy Date
Completed:
Valley Mall	Macy's	120	Q1 16	n/a	Tilt	48	Q3 18
					Onelife Fitness	70	Q1 19
	Bon-Ton	123	Q1 18	n/a	Belk	123	Q4 18
Moorestown Mall	Macy's	200	Q1 17	n/a	HomeSense	28	Q3 18
					Five Below	9	Q4 18
Magnolia Mall	Sears	91	Q1 17	Q2 17	Burlington	46	Q3 17
					HomeGoods	22	Q2 18
					Five Below	8	Q2 18
Exton Square Mall	K-mart	96	Q1 16	Q2 16	Whole Foods	55	Q1 18
In process:
Woodland Mall	Sears	313	Q2 17	Q2 17	Von Maur	86	Q4 19
					REI	20	Q4 19
					Urban Outfitters	8	Q4 19
					Restaurants and small shop space	22	Q4 19
Plymouth Meeting Mall	Macy's (1)	215	Q1 17	n/a	Burlington	41	Q4 19
					Dick's Sporting Goods	58	Q4 19
					Michael's	26	Q4 19
					Edge Fitness	38	Q4 19
					Miller's Ale House	7	Q2 19
Moorestown Mall	Macy's	see above			Sierra Trading Post	19	Q1 19
					Michael's	25	Q3 19
Valley Mall	Sears	123	Q3 17	Q2 18	Dick's Sporting Goods	50	Q1 20
Willow Grove Park	JC Penney	125	Q3 17	n/a	Studio Movie Grill	49	Q2 20
					Entertainment and small shop space	44	Q4 19

(1)	Property is subject to a ground lease.

Pennsylvania Real Estate Investment Trust
Property Redevelopment Table as of December 31, 2018

NAME OF PROJECT LOCATION	PREIT's PROJECTED SHARE OF COST (1)	TOTAL PROJECT COST (1)	PREIT'S INVESTMENT TO DATE	TARGETED RETURN ON INCREMENTAL INVESTMENT	CONSTRUCTION START DATE	EXPECTED CON- STRUCTION COMPLETION	STABILIZATION YEAR	PERCENTAGE LEASED OR NEGOTIATING
	(in millions)	(in millions)	(in millions)

Fashion District Philadelphia (2) Philadelphia, PA	$200-210	$400-420	$167.4	7.0-7.5%	2016	2019	2021	85.0%
-Redevelopment of the Gallery in downtown Philadelphia; includes Burlington, Century 21, H&M, AMC Theatres and other retail, entertainment, and restaurant uses.

Woodland Mall Grand Rapids, MI	$83-84	$83-84	$55.3	5.0-6.0%	2017	2019	2021	53.0%
-Upgrade of existing tenant mix including: 90,000 square foot Von Maur, new-to-market tenants: Urban Outfitters, REI, and Black Rock Bar & Grill, along with additional high quality dining and retail, replacing a former Sears store.

The Mall at Prince Georges Hyattsville, MD	$32-33	$32-33	$27.1	9.2%	2016	2018	2019	96.0%
-Cosmetic refresh complemented by complete remerchandising including addition of H&M, DSW, and ULTA Beauty in addition to streetscape quick service restaurant additions Chipotle, Mezeh Mediteranean Grill, and Five Guys.

Anchor replacements:

Capital City Mall Camp Hill, PA	$31-32	$31-32	$25.6	7.5-8.0%	2017	2018	2019	93.6%
-58,000 square foot Dick’s Sporting Goods replaced Sears along with Fine Wine & Good Spirits, Sears Appliance, and additional small shop tenants and outparcels. Dave & Buster's opened in October 2018.

Moorestown Mall Moorestown, NJ	$28-29	$28-29	$22.0	6.5-7.0%	2018	2019	2020	80.9%
-HomeSense and Five Below opened in former Macy's box and will be joined by Sierra Trading Post and Michael's in 2019.

Valley Mall Hagerstown, MD	$22-23	$22-23	$16.5	8.0-8.5%	2018	2018	2019	100.0%
-Belk, Onelife Fitness, and Tilt Studio replacing former Bon-Ton and Macy's.

Plymouth Meeting Mall Plymouth Meeting, PA	$45-46	$45-46	$14.7	6.5-7.5%	2017	2019	2020	92.6%
-Addition of 5 new and distinct uses in former Macy's box as the evolution of property continues - DICK's Sporting Goods, Burlington, Edge Fitness, Michael's and Miller's Ale House.

Willow Grove Park Willow Grove, PA	$27-28	$27-28	$17.5	7.5-8.0%	2018	2019	2020	81.6%
-Addition of Studio Movie Grill, offering movies and in-theater dining, with other dining and entertainment tenants planned in former JC Penney box.

(1) PREIT's projected shares of costs are net of any expected tenant reimbursements, parcel sales, tax credits or other incentives.
(2) Total Project Costs are net of $25.0 million of approved public financing grants that will be a reduction of costs. Total project cost does not include approximately $60 million of deferred maintenance and central plant costs.

Pennsylvania Real Estate Investment Trust
Capital Expenditures
(in thousands)

	Quarter Ended December 31, 2018			Year Ended December 31, 2018
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$35,796	$13,999	$49,795	$90,626	$62,404	$153,030
Other	2,013	—	2,013	2,013	—	2,013
Tenant allowances	6,400	380	6,780	23,572	528	24,100
Recurring capital expenditures:
CAM expenditures	8,307	592	8,899	19,738	925	20,663
Non-CAM expenditures	1,572	1,202	2,774	3,446	1,269	4,715
Total recurring capital expenditures	9,879	1,794	11,673	23,184	2,194	25,378
Total	$54,088	$16,173	$70,261	$139,395	$65,126	$204,521

(1) Net of any tenant reimbursements, parcel sales, tax credits, or other incentives.

Pennsylvania Real Estate Investment Trust
Debt Analysis as of December 31, 2018
(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$1,045,126	51.7%	$5,844	0.3%	$1,050,970	52.0%
Unconsolidated mortgage loans payable (3)	207,646	10.3%	24,709	1.2%	232,355	11.5%
Consolidated Term Loans (4)	500,000	24.7%	50,000	2.4%	550,000	27.1%
Unconsolidated Term Loan (5)	—	—%	125,000	6.2%	125,000	6.2%
Revolving Facility	—	—%	65,000	3.2%	65,000	3.2%
TOTAL OUTSTANDING DEBT	$1,752,772	86.7%	$270,553	13.3%	$2,023,325	100.0%
AVERAGE STATED INTEREST RATE	3.90%		4.16%		3.93%

(1)	Includes variable rate debt swapped to fixed rate debt.

(2)	Excludes deferred financing costs of $3,064.

(3)	Reflects our share of debt of equity method investees. Excludes our share of deferred financing costs of $929.

(4)	Excludes deferred financing costs of $2,710.

(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,049.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	TOTAL
Beginning Balance	9/30/2018	$1,288,794	$37,000	$675,000	$2,000,794
Mortgage loan amortization, including our share of debt equity method investees		(5,469)	—	—	(5,469)
Revolving Facility Borrowings		—	28,000	—	28,000
Ending Balance	12/31/2018	$1,283,325	$65,000	$675,000	$2,023,325
Weighted Average Balance		$1,287,614	$53,261	$675,000	$2,015,875

	Debt Maturities (1)
Year	Scheduled Amortization	Def Fin Cost Amort Mortgages	Mortgage Balance at Maturity	2018 Revolving Facility	Term Loans	Def Fin Cost Amort Term Loans	Total Debt
2019	22,765	(1,142)	—	—	—	(1,013)	20,610
2020	24,145	(1,100)	27,161	—	—	(1,013)	49,193
2021	24,733	(729)	229,955	—	250,000	(987)	502,972
2022	18,820	(366)	432,204	—	—	(596)	450,062
2023	11,650	(249)	153,549	65,000	425,000	(150)	654,800
Thereafter	20,910	(407)	317,433	—	—	—	337,936
	$123,023	$(3,993)	$1,160,302	$65,000	$675,000	$(3,759)	$2,015,573

(1)
The weighted average period to mortgage loan maturity is 4.20 years, excluding extension options. Includes 100% of mortgage loan debt from consolidated properties and our share of mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2019	$—	—%
2020	28,044	5.95%
2021	236,257	3.71%
2022	467,637	4.28%
2023	171,819	4.71%
Thereafter	379,568	4.08%
Total	$1,283,325	4.21%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust
Debt Schedule as of December 31, 2018
(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$28,044	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	3.73%	2,126	57,000	Mar 2021	Mar 2021
Woodland Mall (1)	125,520	3.02%	5,465	121,600	Apr 2021	Apr 2021
Red Rose Commons (2)	13,158	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	27,186	5.56%	2,058	25,782	July 2021	July 2021
Capital City Mall	58,792	5.30%	4,379	54,715	Mar 2022	Mar 2022
Cumberland Mall	43,759	4.40%	3,433	38,157	Aug 2022	Aug 2022
Cherry Hill Mall	275,117	3.90%	16,980	251,120	Sept 2022	Sept 2022
Francis Scott Key Mall (1)	64,800	5.01%	3,244	63,137	Jan 2022	Jan 2023
Dartmouth Mall	59,735	3.97%	3,825	53,300	Apr 2023	Apr 2023
Metroplex Shopping Center (2)	38,327	5.00%	2,818	33,502	Oct 2023	Oct 2023
Wyoming Valley Mall	73,757	5.17%	5,124	66,747	Dec 2023	Dec 2023
Patrick Henry Mall	90,692	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (2)	30,812	4.45%	1,964	26,298	Oct 2025	Oct 2025
Willow Grove Park	159,900	3.88%	9,599	133,754	Oct 2025	Oct 2025
Lehigh Valley Mall (2)	98,164	4.06%	5,768	79,789	Nov 2027	Nov 2027
Total Fixed Rate Mortgage Loans	$1,244,763	4.21%	$75,799	$1,122,032
Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,208	5.29%	$170	$3,009	Feb 2021	Feb 2021
Viewmont Mall (1)	10,185	4.70%	479	10,185	Mar 2021	Mar 2021
Gloucester Premium Outlets (2)	21,500	3.85%	828	21,500	Mar 2022	Mar 2022
Francis Scott Key Mall (1)	3,669	4.95%	182	3,575	Jan 2022	Jan 2023
Total Variable Rate Mortgage Loans	$38,562	4.30%	$1,659	$38,269
Total Mortgage Loans	$1,283,325	4.21%	$77,458	$1,160,301
Consolidated Mortgage Loans	$1,050,970	4.15%	$62,873	$958,042
Consolidated Deferred Financing Fees	(3,064)	N/A	N/A	N/A
Unconsolidated Mortgage Loans	232,355	4.50%	14,583	202,259
Unconsolidated Deferred Financing Fees (2)	(929)	N/A	N/A	N/A
2014 7 Year Term Loan (1)	250,000	3.19%	7,975	250,000	Dec 2021	Dec 2021
2018 5 Year Term Loan (1)	300,000	3.20%	9,600	300,000	May 2023	May 2023
Unconsolidated Term Loan	125,000	4.35%	5,438	—	Jan 2023	Jan 2023
Term Loan Deferred Financing Fees	(3,759)	N/A	N/A	N/A
2018 Revolving Facility	65,000	3.71%	2,412	65,000	May 2022	May 2023
Total	$2,015,573	3.93%	$102,882	$1,775,301
Amortization of Deferred Financing Fees	—	0.17%	—	—
Effective Interest Rate	$2,015,573	4.10%	$102,882	$1,775,301

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

(2)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust
Selected Debt Ratios (1)

December 31, 2018
Consolidated Liabilities to Gross Asset Value	53.84%
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 60%
Secured Indebtedness to Gross Asset Value	35.46%
Secured indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	1.77
Adjusted EBITDA may not be less than 1.50 to 1.00
Unencumbered Adjusted NOI to Unsecured Interest Expense	4.49
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	14.30%
The ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 11%

(1)
The 2018 Revolving Facility Agreement and 2018 Term Loan Agreement dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated June 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on form 10-Q for the quarterly period ended June 30, 2018.

Pennsylvania Real Estate Investment Trust
Forward Looking Statements

This Quarterly Supplemental and Operating Information contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend.” “may,” “project,” and similar expressions.  Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;

•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;

•	our ability to maintain and increase property occupancy, sales and rental rates;

•	increases in operating costs that cannot be passed on to tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any dispositions of assets;

•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and

•	potential dilution from any capital raising transactions or other equity issuances.

Pennsylvania Real Estate Investment Trust
Definitions
Funds From Operations (FFO)
The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the years ended December 31, 2018, 2017 and 2016, respectively, to show the effect of such items as loss on redemption of preferred shares, provision for employee separation expense, insurance recoveries, prepayment penalties, accelerated amortization of financing costs, loss on hedge ineffectiveness, and impairment of a mortgage loan which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as loss on redemption of preferred shares, provision for employee separation expense, insurance recoveries, prepayment penalties, accelerated amortization of financing costs, loss on hedge ineffectiveness, and impairment of a mortgage loan.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/ adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, gains/ losses on sales of interests in real estate, net, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

NOI excludes other income, general and administrative expenses, interest expense, depreciation and amortization, adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, losses on sales of interest in real estate, impairment of assets, project costs and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. Non Same Store NOI is calculated using the properties excluded from the calculation of Same Store NOI.

Core Properties

Core Properties include all operating retail properties excluding Exton Square Mall, Valley View Mall, Wyoming Valley Mall and Fashion District Philadelphia, which is currently under redevelopment. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Funds Available for Distribution (FAD)
FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles. The 2017 FAD amounts on page 20 have been revised to conform with the 2018 presentation.
We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.